UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

NATIONAL TECHNICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-34882	95-4134955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24007 Ventura Boulevard, Suite 200 Calabasas, California	91302
(Address of Principal Executive Offices)	Zip Code

(818) 591-0776

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 22, 2013, National Technical Systems, Inc. (the “Company”) completed its merger (the “Merger”) with Nest Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Nest Parent, Inc. (“Parent”), pursuant to the Agreement and Plan of Merger entered into among the Company, Merger Sub and Parent on August 15, 2013 (the “Merger Agreement”). Parent and Merger Sub are affiliates of Aurora Capital Group, a Los Angeles-based private equity group.

Item 1.02.	Termination of Material Definitive Agreement.

On November 22, 2013, in connection with the Merger, the Company terminated its existing credit facility and repaid all outstanding loans thereunder. The existing credit facility was governed by the terms and conditions of an Amended and Restated Credit Agreement (“Credit Agreement”), dated November 10, 2010, by and among the Company, certain of the Company’s subsidiaries, Comerica Bank, as administrative agent, joint lead arranger, bookrunner and as a lender, U.S. Bank National Association, as joint lead arranger, syndication agent and as a lender, and Bank of the West, as a lender. The Credit Agreement was terminated without penalty. The related Amended and Restated Security Agreement, dated November 10, 2010, by and among the Company, certain of its subsidiaries and Comerica Bank as administrative agent was also terminated effective upon consummation of the Merger.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated herein by reference.

Under the terms of the Merger Agreement, which was adopted by the Company’s shareholders at the special meeting of the Company’s shareholders held on November 19, 2013, upon the effective time of the Merger: (i) each outstanding share of common stock, no par value, of the Company (“Common Stock”) (other than shares held by Parent, Merger Sub and the Company (as treasury stock or otherwise) and any of their respective direct or indirect subsidiaries) was converted automatically into the right to receive $23.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”); and (ii) holders of Common Stock immediately prior to the effective time of the Merger ceased to have any rights as shareholders in the Company other than the right to receive the Merger Consideration. In addition, pursuant to the Merger Agreement, at the effective time of the Merger, (i) each share of Common Stock held by Parent, Merger Sub, and NTS (as treasury stock or otherwise) and any of their respective direct or indirect subsidiaries was automatically cancelled and no payment was made in respect of those shares; (ii) each option to acquire Common Stock (whether vested or unvested) that was outstanding at the effective time of the Merger became vested in full and was cancelled in exchange for the right to receive the Merger Consideration minus the exercise price per share of the option; (iii) each restricted share of Common Stock (whether vested or unvested) that was outstanding at the effective time of the Merger vested in full and was cancelled and converted into solely the right to receive the Merger Consideration; and (iv) each warrant to purchase Common Stock that was outstanding at the effective time of the Merger was cancelled in exchange for the right to receive the Merger Consideration minus the exercise price per share of the warrant. Pursuant to the terms of the Company’s 2010 Long-Term Incentive

Plan, each outstanding phantom stock appreciation right was also cancelled in the Merger in exchange for the right to receive an amount in cash (subject to any applicable withholding taxes) equal to the product of the excess of the Merger Consideration over the applicable grant price per phantom stock appreciation right.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2013, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference.

In connection with the consummation of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) on November 22, 2013 that each outstanding share Common Stock was converted automatically into the right to receive the Merger Consideration, other than shares held by Parent, Merger Sub and the Company (as treasury stock or otherwise) and any of their respective direct or indirect subsidiaries. As part of such notice, the Company requested that NASDAQ file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that shares of Common Stock are no longer listed on NASDAQ. NASDAQ filed the Form 25 with the Securities and Exchange Commission on November 22, 2013. The Company intends to file with the Securities and Exchange Commission a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Item 2.01 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of the completion of the Merger on November 22, 2013, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent. The aggregate purchase price paid for the Company, including (i) payments under the Merger Agreement to the Company’s shareholders, optionholders and warrantholders, (ii) fees and expenses relating to the closing of the Merger and the debt financing transactions, and (iii) the repayment of certain indebtedness of the Company and its subsidiaries, was approximately $354.5 million. The purchase price was funded by a combination of (i) equity financing of approximately $211.5 million, and (ii) proceeds received in connection with a new $143.0 million term loan with a syndicate of financial institutions led by GCI Capital Markets LLC as administrative agent and sole bookrunner. See the information set forth in the Introductory Note and Item 2.01 for more information.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

Pursuant to the Merger Agreement, at the effective time of the Merger, (i) each of the directors of the Company immediately prior to the effective time of the Merger ceased to be a director of the Company, and (ii) each of the directors of Merger Sub immediately prior to the effective time of the Merger (Timothy J. Hart, Michael J. Marino and Mark R. Moser, Jr.) became the directors of the Company. The incumbent officers of the Company immediately prior to the completion of the Merger continued as officers of the Company following the Merger.

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

At the effective time of the Merger, the articles of incorporation and bylaws of the Company, as in effect immediately prior to the effective time of the Merger, were amended and restated to be identical to the articles of incorporation and bylaws of Merger Sub, except that the articles of incorporation and bylaws were changed to reflect that the name of the Company is “National Technical Systems, Inc.” Copies of the amended and restated articles of incorporation and amended and restated bylaws are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Amended and Restated Articles of Incorporation of National Technical Systems, Inc.

Exhibit 3.2	Amended and Restated Bylaws of National Technical Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2013	National Technical Systems, Inc.

	By:	/s/ Michael El-Hillow
Name: Michael El-Hillow
Title: Sr. Vice President and CFO